Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EAGLETREE-CARBIDE ACQUISITION CORP.

EAGLETREE-CARBIDE ACQUISITION CORP., a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is EagleTree-Carbide Acquisition Corp. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 19, 2017 under the name EagleTree-Carbide Acquisition Corp.

2. The Corporation has not received any payment for any of its stock.

3. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and has been adopted by the board of directors of the Corporation, acting by written consent in accordance with Section 141(f) of the DGCL.

4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is EagleTree-Carbide Acquisition Corp.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, New Castle County, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 1,000 shares, consisting of:

(i) 550 shares of common stock, with no par value (the “Common Stock”); and

(ii) 450 shares of preferred stock, with no par value, all of which are hereby designated as “Series A Preferred Stock” (the “Preferred Stock”).

A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof, of the Common Stock and the Preferred Stock is as follows:

1. Common Stock.

(a) Dividends. Subject to the rights of the holders of the Preferred Stock, dividends may be declared and paid in cash, property or otherwise on the Common Stock out of the assets of the Corporation legally available therefor, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”).

(b) Liquidation Rights. In the event of any Liquidation and subject to the rights of the holders of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

(c) Voting Rights. Except as otherwise provided by law or this Amended and Restated Certificate of Incorporation, the holders of Common Stock, voting together with the holders of the Preferred Stock as a single class, will have the right to vote or consent to the election and removal of directors, any Liquidation, and for all other corporate purposes. Each holder of Common Stock will be entitled to one vote per share.

(d) Equal Rank. All shares of Common Stock will be of equal rank and will be identical in all matters and respects.

2. Preferred Stock.

(a) Dividends.

(1) The holders of Preferred Stock are entitled to receive annual dividends paid in cash, out of funds legally available therefor, at a per share rate equal to 1% of the aggregate Preferred Stock Original Issue Price compounded semi-annually. Such dividends will be payable only when, as and if declared by the Board of Directors. Dividends on the Preferred Stock will be cumulative and will accrue daily, whether or not declared, from and after the Preferred Stock Original Issue Date. Accrued but unpaid dividends in cash, accrued but unpaid dividends will not bear interest.

(2) All dividends paid on shares of Preferred Stock pursuant to this Section 2(a) will be paid pro rata to the holders entitled thereto. In the event that the funds legally available therefor are insufficient for the payment of the entire amount of dividends payable, subject to the provisions of this Section 2(a), such funds will be allocated for the payment of dividends with respect to the shares of Preferred Stock pro rata based on the number of shares of Preferred Stock held by each such holder.

(b) Priority; Restrictions on Dividends. The Corporation may not declare or pay any dividend whether in cash, property or otherwise (other than dividends payable in shares of Common Stock) on any Common Stock, unless all accrued but unpaid dividends to which the holders of outstanding shares of Preferred Stock are then entitled pursuant to Section 2(a) have been paid in cash out of funds legally available therefor or declared and that sum of money sufficient for the payment thereof has been set apart for payment.

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(c) Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any Liquidation, before any distribution or payment may be made to the holders of Common Stock in their capacity as such, the holders of Preferred Stock are entitled to be paid, in cash, out of any assets at the time legally available therefor, an amount per share of Preferred Stock equal to the Preferred Stock Liquidation Preference. If, upon any such Liquidation, the assets of the Corporation distributable among the holders of all outstanding shares of Preferred Stock pursuant to this Section 2(c) are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation must be distributed among the holders of Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Written notice of any Liquidation, stating an estimated payment date and the place where the distributive amounts will be payable, must be given in accordance with Section 2(f) of this ARTICLE FOURTH, not less than fifteen (15) days prior to the payment date stated therein, to the holders of record of the Preferred Stock at their respective addresses as the same appear on the books of the Corporation. Notwithstanding anything to the contrary set forth above, such Preferred Stock preferential amounts will be payable only after any indebtedness, including any indebtedness under any senior credit facility of the Corporation, has been repaid in full.

(d) Voting Rights. The holders of Preferred Stock, voting together with the holders of the Common Stock as a single class, will have the right to vote or consent to the election and removal of directors, any Liquidation and for all other corporate purposes. Each holder of Preferred Stock will be entitled to one vote per share.

(e) Election of the Board of Directors. The Board of Directors will initially consist of two members. In addition to any other vote required by this Amended and Restated Certificate of Incorporation, the number of authorized directors may be increased or decreased in the manner provided in the Bylaws of the Corporation.

(f) Notices. Any notice or other communication provided for herein or given hereunder must be sent by (a) facsimile transmission, (b) electronic mail, (c) personal delivery, (d) first class registered or certified mail, postage prepaid, or (e) overnight courier of national reputation, addressed to the recipient at such recipient’s address set forth in the Corporation’s records (in the case of notice given by mail or overnight courier) or to such facsimile number or electronic mail address that such recipient has consented to receive notice in accordance with applicable law (in the case of notices given by facsimile transmission or electronic mail). Each such notice communication will be effective (i) if given by facsimile or email, when the successful sending of such facsimile is electronically confirmed or if an email, when electronic evidence of sending and receipt of such email is received, or (ii) if given by any other means specified in the first sentence of this Section 2(f) of this ARTICLE FOURTH, upon delivery.

(g) Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock do not have any preferences or relative, participating, optional or other special rights, other than those set forth in this Amended and Restated Certificate of Incorporation.

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(h) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and will not affect the interpretation of any of the provisions hereof.

(i) Status of Reacquired Shares. Shares of Preferred Stock that have been issued and reacquired by the Corporation in any manner will be deemed cancelled, retired and not subject to re-issuance upon being reacquired.

(j) Equal Rank. All shares of Preferred Stock will be of equal rank and will be identical in all matters and respects.

(k) Certain Definitions. Terms used in this Section 2 of this ARTICLE FOURTH that are otherwise not defined have the meanings set forth in Section 3 of this ARTICLE FOURTH.

3. Definitions. Unless otherwise stated herein, as used in this ARTICLE FOURTH, the following terms have the following respective meanings:

“Affiliate” means with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Liquidation” means a Liquidity Event or the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Notwithstanding the foregoing, a Liquidity Event will not be considered a Liquidation if the holders of a majority of the outstanding shares of the Preferred Stock elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event.

“Liquidity Event” means any sale, lease or exchange of all or substantially all of the Corporation’s assets, or a change of control of the Corporation.

“Person” means any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, any foreign, federal, state, municipal or other government or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator or other entity, whether acting in an individual, fiduciary or other capacity.

“Preferred Stock Liquidation Preference” means, as to each share of Preferred Stock, the sum of the Preferred Stock Original Issue Price plus any accrued and unpaid dividends thereon.

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“Preferred Stock Original Issue Date” means the date on which such share of Preferred Stock was issued.

“Preferred Stock Original Issue Price” means $222.22 per share (as adjusted for stock dividends, stock splits, combinations, recapitalizations and the like).

FIFTH: To the full extent permitted by the DGCL or any other applicable laws presently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this ARTICLE FIFTH will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SIXTH:

(a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section (c) of this ARTICLE SIXTH, the Corporation will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

(b) The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this ARTICLE SIXTH or otherwise.

(c) If a claim for indemnification under this ARTICLE SIXTH (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this ARTICLE SIXTH is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person will thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person will be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation will have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

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(d) The rights conferred on any Covered Person by this ARTICLE SIXTH are not to be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

(e) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

(f) Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder will not be eliminated or impaired by an amendment to or repeal of this Amended and Restated Certificate of Incorporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

(g) This ARTICLE SIXTH will not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

SEVENTH:

(a) In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of EagleTree-Carbide Holdings (US), LLC (the “Original Stockholder”), its Affiliates (as defined below) and certain directors, principals, officers, employees and/or other representatives of EagleTree-Carbide Holdings (Cayman), LP (the “Investing Stockholder” and, together with the Original Stockholder, the “Significant Stockholders”) and its Affiliates may serve as directors, officers or agents of the Corporation, (ii) each of the Significant Stockholders and their respective Affiliates, directly or indirectly (including through companies in which such Significant Stockholder or any of its Affiliates is an equityholder, officer, director or affiliate), may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not directly paid employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this ARTICLE SEVENTH are set forth to regulate and define the conduct of certain affairs of the Corporation

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with respect to certain classes or categories of business opportunities as they may involve any of the Significant Stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. No person will be deemed not to be a Non-Employee Director solely by virtue of the payment of a management fee by the Corporation to a Significant Stockholder or one or more of their respective Affiliates.

(b) None of (i) the Original Stockholder or any of its Affiliates, (ii) the Investing Stockholder or any of its Affiliates, or (iii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation, in either his or her director or officer capacities) or his or her Affiliates (the Persons (as defined below) identified in clause (i) through (iii) above being referred to, collectively, as “Identified Persons” and, each individually, as an “Identified Person”) shall, to the fullest extent permitted by applicable law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage in or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person will be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by applicable law and in accordance with Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (c) of this ARTICLE SEVENTH. Subject to said Section (c) of this ARTICLE SEVENTH, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person will, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, will not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.

(c) The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (b) of this ARTICLE SEVENTH will not apply to any such corporate opportunity.

(d) In addition to and notwithstanding the foregoing provisions of this ARTICLE SEVENTH, a corporate opportunity will not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation, or (iii) is one in which the Corporation has no interest or reasonable expectancy.

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(e) For purposes of this ARTICLE SEVENTH, (i) “Affiliate” means (a) in respect of each of the Significant Stockholders, any Person that, directly or indirectly, is controlled by such Significant Stockholder, controls such Significant Stockholder, or is under common control with such Significant Stockholder, and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(f) To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this ARTICLE SEVENTH.

(e) Neither the amendment, change, alteration nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by DGCL, any modification of law, will eliminate or reduce the effect of this ARTICLE SEVENTH or the rights or any protection afforded under this ARTICLE SEVENTH in respect of any corporate opportunity that an Identified Person acquires knowledge of prior to such amendment, repeal, adoption or modification.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

(a) Except as otherwise provided in this Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The Board of Directors has the power to make, adopt, alter, amend, change, add to or repeal the Bylaws of the Corporation.

NINTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation otherwise provide.

TENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any stockholder, director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of

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the DGCL, or this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this ARTICLE TENTH.

ELEVENTH: The provisions of this Amended and Restated Certificate of Incorporation will apply and be enforced to the fullest extent permitted by applicable law. If any provision or provisions of this Amended and Restated Certificate of Incorporation, or the application thereof in any circumstance, is held for any reason whatsoever to be invalid, illegal or unenforceable, (i) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purposes of such invalid, illegal or unenforceable provision, and (ii) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation this 28th day of August, 2017.

EAGLETREE-CARBIDE ACQUISITION CORP.

By:	/s/ George L. Majoros, Jr.

Name:	George L. Majoros, Jr.
Title:	President

[Signature Page to A&R Certificate of Incorporation of

EagleTree-Carbide Acquisition Corp.]

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

EagleTree-Carbide Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article First thereof so that, as amended, said Article shall be read as follows:

“FIRST: The name of the corporation (the “Corporation”) is: Corsair Acquisition (US) Corp.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 1st day of May 2018.

By:	/s/ George L. Majoros, Jr.

Name:	George L. Majoros, Jr.
Title:	President

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Corsair Acquisition (US) Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article First thereof so that, as amended, said Article shall read as follows:

“FIRST: The name of the corporation (the “Corporation”) is: Corsair Gaming, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 4th day of June 2018.

By:	/s/ George L. Majoros, Jr.

Name:	George L. Majoros, Jr.
Title:	President

[Signature Page to Amendment to A&R Articles of Incorporation]

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Corsair Gaming, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article Fourth, the introductory language thereof so that, as amended, said language shall be read as follows:

“The total number of shares of stock which the Corporation has the authority to issue is 1010 shares, consisting of:

(a) 560 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”); and

(b) 450 shares of preferred stock, with no par value, all of which are hereby designated as “Series A Preferred Stock” (the “Preferred Stock”).

A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof, of the Common Stock and the Preferred Stock is as follows:”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 12th day of June 2018.

By:	/s/ George L. Majoros, Jr.
Name:	George L. Majoros, Jr.
Title:	President

[Signature Page to Amendment to Certificate of Corsair Gaming, Inc. re Issuance of Shares]

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Corsair Gaming, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article Fourth, the introductory language thereof so that, as amended, said language shall be read as follows:

“The total number of shares of stock which the Corporation has the authority to issue is 1020 shares, consisting of:

(a)    570 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”); and

(b)    450 shares of preferred stock, with no par value, all of which are hereby designated as “Series A Preferred Stock” (the “Preferred Stock”).

A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof, of the Common Stock and the Preferred Stock is as follows:”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 18th day of July, 2019.

By:	/s/ Stuart Martin
Name:	Stuart Martin
Title:	Vice President, Secretary and Treasurer

[Signature Page to Certificate of Amendment (Corsair Gaming)]

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Corsair Gaming, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article Fourth, the introductory language thereof so that, as amended, said language shall be read as follows:

“The total number of shares of stock which the Corporation has the authority to issue is 1070 shares, consisting of:

(a) 570 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”); and

(b) 500 shares of preferred stock, with no par value, all of which are hereby designated as “Series A Preferred Stock” (the “Preferred Stock”).

A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof, of the Common Stock and the Preferred Stock is as follows:”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 18th day of December, 2019.

By:	/s/ Stuart Martin
Name:	Stuart Martin
Title:	Vice President, Secretary and Treasurer

[Signature Page to Certificate of Amendment of Corsair Gaming, Inc.]

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Corsair Gaming, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing the definition of “Preferred Stock Liquidation Preference,” in Section 3 of Article Fourth, so that, as amended, said definition shall be read as follows:

“Preferred Stock Liquidation Preference: means, as to each share of Preferred Stock, the sum of $424.34 plus any accrued and unpaid dividends thereon.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 16th day of January, 2020.

By:	/s/ Stuart Martin
Name:	Stuart Martin
Title:	Vice President, Secretary and Treasurer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Corsair Gaming, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article Fourth, the introductory language thereof so that, as amended, said language shall be read as follows:

“The total number of shares of stock which the Corporation has the authority to issue is 2,500 shares, consisting of:

(a) 1,500 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”); and

(b) 1,000 shares of preferred stock, with no par value, all of which are hereby designated as “Series A Preferred Stock” (the “Preferred Stock”).

A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof, of the Common Stock and the Preferred Stock is as follows:”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 31st day of August, 2020.

By:	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	Chief Executive Officer

[Signature Page to Corsair Gaming Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Corsair Gaming, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that Article Fourth of the Amended and Restated Certificate of Incorporation be hereby deleted and replaced in its entirety as follows:

“FOURTH: The total number of shares of stock that the Corporation has the authority to issue is 10,000 shares, with a par value of $0.0001. All such shares are of one class and are common stock.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 15th day of September, 2020.

By:	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	Chief Executive Officer

[Signature Page to Corsair Gaming Certificate of Amendment for Recap]

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Corsair Gaming, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that Article Fourth of the Amended and Restated Certificate of Incorporation be hereby deleted and replaced in its entirety as follows:

“FOURTH: The total number of shares of stock that the Corporation has the authority to issue is 100,000,000 shares, with a par value of $0.0001. All such shares are of one class and are common stock. Effective as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each outstanding share of common stock of this Corporation will, automatically and without any action on the part of the respective stockholders thereof, be reclassified, converted and changed into 28,693.596843964 fully paid and non-assessable shares of common stock, with a par value of $0.0001, of this Corporation.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 15th day of September, 2020.

By:	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	Chief Executive Officer

[Signature Page to Corsair Gaming Certificate of Amendment for Stock Split]